Registration No. 333-110077

    As filed with the Securities and Exchange Commission on DECEMBER 8 2003

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                               ------------------

                              IBIZ TECHNOLOGY CORP.
             (Exact name of registrant as specified in its charter)

            Florida                                        86-0933890
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                     2238 West Lone Cactus Drive, Suite 200
                             Phoenix, Arizona 85021
                    (Address of principal executive offices)

                            2003 Stock Incentive Plan

                            (Full title of the plan)

           Kenneth W. Schilling                            Copy to:
                President
  2238 West Lone Cactus Drive, Suite 200           Russell T. Alba, Esquire
          Phoenix, Arizona 85021                        Foley & Lardner
              (253) 284-2000                  100 North Tampa Street, Suite 2700
   (Name, address and telephone number,              Tampa, Florida 33602
including area code, of agent for service)              (813) 229-2300

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

                                                Proposed maximum         Proposed maximum
Title of securities to       Amount to be       offering price per       Aggregate offering        Amount of
     be registered            Registered               share                 Price (1)           registration fee

Common Stock,
$.001 par value             450,000,000(2)             $.003               $1,350,000.00            $109.22


(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of December 4, 2003, a date within five business days prior to the filing of this registration statement.

(2) These 450,000,000 shares represent additional shares for issuance under the Registrant's 2003 Stock Incentive Plan, originally the subject of the Registrant's Form S-8 registration statement filed on October 30, 2003, bearing SEC File No. 333-110077.

                           INCORPORATION BY REFERENCE

                                       OF

                         EARLIER REGISTRATION STATEMENT

                  IBIZ Technology Corp. (the "Registrant") has previously registered 22,000,000 shares of its Common Stock, par value $.001 per share, for issuance under its 2003 Stock Incentive Plan (the "Plan"). The registration of such shares was effected on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 30, 2003, bearing the file number 333-110077 (the "Earlier Registration Statement"). This Registration Statement is being filed to register an additional 450,000,000 securities of the same class as those for which the Earlier Registration Statement is effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statement are hereby incorporated herein by reference.


                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 8.           Exhibits.
                  --------



         Exhibit No.                              Exhibit
         ----------                               -------

            (4.1)          2003 Stock Incentive Plan*
            -----

             (5)           Opinion of Foley & Lardner
             ---

           (23.1)          Consent of Farber & Hass, LLP, Certified Public
           ------          Accountants

           (23.2)          Consent of Moffitt & Company, P.C., Certified Public
           ------          Accountants

           (23.3)          Consent of Foley & Lardner (contained in Exhibit 5
           ------          hereto)

            (24)           Power of Attorney relating to subsequent amendments
            ----           (included on the signature page to this Registration
                           Statement)

* Previously filed.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, and State of Arizona, on this 5th day of December, 2003.

                                        IBIZ Technology Corp.


                                        By:   /s/ Kenneth W. Schilling
                                           -------------------------------------
                                              Kenneth W. Schilling
                                              President




                                POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Kenneth M. Schilling his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

                 Signature                                       Title                                 Date


/s/ Kenneth W. Schilling                      President & Acting Principal Financial and
------------------------------------          Accounting Officer and Director                    December 5, 2003
Kenneth W. Schilling



/s/ Mark H. Perkins                           Executive Vice President of Operations
------------------------------------          and Director                                       December 5, 2003
Mark H. Perkins

                                  EXHIBIT INDEX



                              IBIZ TECHNOLOGY CORP.


                            2003 Stock Incentive Plan


           Exhibit No.                          Exhibit
           -----------                          -------

            (4.1)          2003 Stock Incentive Plan*
            -----

             (5)           Opinion of Foley & Lardner
             ---

           (23.1)          Consent of Farber & Hass, LLP, Certified Public
           ------          Accountants

           (23.2)          Consent of Moffitt & Company, P.C., Certified Public
           ------          Accountants

           (23.3)          Consent of Foley & Lardner (contained in Exhibit 5
           ------          hereto)

            (24)           Power of Attorney relating to subsequent amendments
            ----           (included on the signature page to this Registration
                           Statement)